UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2015

Wells Financial Corp.
(Exact name of registrant as specified in its charter)

Minnesota	333-202694	41-1799504
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

53 First Street, S.W., Wells, Minnesota	56097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(507) 553-3151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

WELLS FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01.  Other Events.

Wells Financial Corp. (“Wells”), the holding company for Wells Federal Bank, announced today that, effective July 16 ,2015,  it had completed its previously announced acquisition of St. James Federal Savings and Loan Association (“St. James”), in a conversion merger transaction, and the related stock offering of Wells. As a result of the conversion merger, St. James converted from a federally-chartered mutual savings association to a federally-chartered stock savings association and immediately merged with and into Wells Federal Bank, the surviving entity in the merger conversion.  Wells sold 78,736 shares of common stock at a price of $27.36 per share to depositor and borrower members of St. James, to the Employee Stock Ownership Plan and stockholders of Wells, and to members of the general public in a concurrent subscription offering and community offering.  Gross offering proceeds totaled approximately $2.15 million.  For additional information, reference is made to the press release dated July 16, 2015, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is filed with this report:

Exhibit 99.1 – Press Release dated July 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FINANCIAL CORP.

Date:	July 16, 2015	By:	/s/ James D. Moll
James D. Moll
President and Chief Executive Officer
(Duly Authorized Representative)